Exhibit I

SUBSCRIPTION AGREEMENT

ARTICLE I            PURCHASE OF SECURITIES

1.01         Subscription.  The undersigned (the “Subscriber”) hereby subscribes (the “Subscription”) to purchase: (i) an unsecured promissory note in the amount of $1.9 million (the “Note”); and (ii) a warrant (the “Warrant” and, collectively with the Note, the “Securities”) to purchase 1,000,000 shares of the common stock, par value $.001 per share (the “Common Stock”) of BioDelivery Sciences International, Inc., a Delaware corporation (the “Company”).  The Subscription shall become effective when the Subscriber has duly executed this subscription agreement (this “Agreement”) and (ii) this Agreement has been accepted and agreed to by the Company, as evidenced by its signature hereto.

1.02         Review of Documents.  The undersigned acknowledges reviewing in its entirety the following documents (the “Subscription Documents”): (i) this Agreement, (ii) the Note and (iii) Warrant.  THE SUBSCRIBER ACKNOWLEDGES THAT NO OFFER OR SOLICITATION HAS BEEN MADE TO THE SUBSCRIBER EXCEPT THROUGH THE SUBSCRIPTION DOCUMENTS.

1.03         Payment for Subscription.  The Subscriber agrees that payment for the Subscription, in the amount of $1.9 million, shall be made to the Company concurrently with the execution of this Agreement.

1.04         Subscriber Acknowledgement.  It is specifically understood and agreed by the Subscriber that: (i) except as provided for in the Subscription Documents, the Company has not made, directly or indirectly, explicitly or by implication, any representation, warranty, advice (tax, legal or otherwise), projection, assumption, promise, covenant, opinion, recommendation or other statement of any kind or nature with respect to the anticipated investment returns or other aspects of an investment in the Securities and the Company, and (ii) that the Company has offered to provide to the Subscriber and the Subscriber’s accountants, attorneys and other advisors information concerning the Company and the Securities, and (iii) that the Subscriber has either reviewed such information or has waived review of such information.

ARTICLE II          REPRESENTATIONS AND WARRANTIES

2.01         Representations and Warranties by the Subscriber.  The Subscriber represents, warrants, agrees and convents with and to the Company that:

(a)           The Subscriber is an “accredited investor” (“Accredited Investor”), as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”).  The Subscriber acknowledges and understands that the Company will rely on the information provided (including information regarding the Subscriber’s domicile) and representations made by the Subscriber in this Agreement for purposes of complying with Federal and applicable state securities laws.

(b)           The Subscriber is acquiring the Securities for the Subscriber’s own account, as principal, for investment purposes only and not with any intention to resell, distribute or otherwise dispose of or fractionalize the Securities, in whole or in part.

(c)           The Subscriber has had an unrestricted opportunity to: (i) obtain additional information concerning the Company and the Securities, and (ii) ask questions of, and receive answers from the Company concerning the Company and the Securities and to obtain such additional information as may have been necessary to verify the accuracy of the information contained in the Subscription Documents.

(d)           Except as otherwise disclosed in writing by the Subscriber to the Company, the Subscriber has not dealt with a broker in connection with the purchase of the Securities and agrees to indemnify and hold the Company harmless from any claims for brokerage or fees in connection with the transactions contemplated herein.

(e)           The Subscriber: (i) is authorized and qualified to subscribe for the Securities; (ii) the person signing this Agreement on behalf of the Subscriber has been duly authorized to do so; and (iii) the Subscriber was not organized or reorganized for the specific purpose of acquiring the Securities.

(f)            The Subscriber understands that there are significant risks associated with an investment in the Securities and the Company.  The Subscriber can afford to bear the risks of an investment in the Securities for an indefinite period of time.  The Subscriber is willing and able to completely bear all of the economic risks of an investment in the Securities, including the risk of the loss of the Subscriber’s entire investment in the Company.  The Subscriber has read and understands each and all of the provisions of the Note and the Warrant.

(g)           Subscriber represents that all subscription payments transferred to the Company originated directly from a bank or brokerage account in the name of the Subscriber and not: (i) in violation of any anti-money laundering law, rule or regulation or (ii) from or on behalf of any Prohibited Investor.  For purposes of this Agreement, the terms “Prohibited Investor” means (x) a person or entity whose name appears on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control, (y) a foreign bank without any physical presence in any country (a “Foreign Shell Bank”), or (z) a person or entity resident in or organized or chartered under the laws of a “Non-Cooperative Jurisdiction” (as designated by the U.S. Financial Action Task Force) or whose subscription funds are transferred from or through a Foreign Shell Bank, a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction or a foreign country, terrorism sponsoring organization or international narcotics trafficker designated by the U.S. Office of Foreign Asset Controls.

ARTICLE III         MISCELLANEOUS

3.01         Addresses and Notices.  Any notice or other communication required or appropriate under the provisions of any Subscription shall be given in writing (by hand, delivery, overnight courier or facsimile transmission, addressed as follows: (i) if to the Company, 2501 Aerial Center Parkway, Suite 205, Morrisville, NC 27560, Fax. No.: 919-653-5161, Attention: Mark A. Sirgo, and (ii) if to the Subscriber, at the address and fax number set forth on the Subscriber’s signature page to this Agreement.

3.02         Further Action.  The Subscriber shall execute and deliver all documents, provide all information and take or forbear from taking all such action as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.  Each party shall bear its own expenses in connection therewith.

3.03         Applicable Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York, excluding that body of law relating to conflicts of laws (other than the principles set forth in section 5-1401 of the General Obligations Law of the State of New York).  THE SUBSCRIBER AND THE COMPANY HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND THE SUBSCRIBER, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT.

3.04         Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors, legal representatives, personal representatives, permitted transferees and permitted assigns.

3.05         Amendment.  This Agreement may be modified or amended only with the written approval of all parties.

3.06         Creditors.  None of the provisions of this Agreement shall be for the benefit of or enforceable by creditors of any party.

3.07         Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  A facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

IN WITNESS WHEREOF, the undersigned has executed this Agreement on this 12th day of March, 2007.

CDC IV, LLC
Employer Identification Number

	By:	/s/ David R. Ramsay
Name: David R. Ramsay
Title: Authorized Signatory

Print Address and Fax No. of Subscriber

FOREGOING SUBSCRIPTION ACCEPTED:

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Mark A. Sirgo
Name: Mark A. Sirgo
Title: President and CEO